Exhibit 99.2

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

Board of Directors
Cable Design Technologies Corporation
1901 North Roselle Road, Suite 450
Schaumburg, IL 60195

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated February 4, 2004, to the Board of Directors of Cable Design Technologies Corporation (“CDT”) as Annex D to the Proxy Statement/Prospectus included in the Registration Statement of CDT on Form S-4 (the “Registration Statement”) relating to the proposed merger transaction involving CDT and Belden Inc. (“Belden”) and (ii) reference thereto in such Proxy Statement/Prospectus under the captions “SUMMARY — Opinions of Financial Advisors”, “The Merger — CDT’s Reasons for the Merger; Recommendation of CDT’s Board” and “The Merger — Opinion of CDT’s Financial Advisors.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     /s/ CREDIT SUISSE FIRST BOSTON LLC

     Credit Suisse First Boston LLC

May 27, 2004